Exhibit 21
Subsidiaries of Encore Capital Group, Inc.
As of December 31, 2019

Name	Jurisdiction of Incorporation or Formation
Asset Acceptance Capital Corp.	Delaware
Asset Acceptance, LLC	Delaware
Atlantic Credit & Finance Special Finance Unit III, LLC	Virginia
Atlantic Credit & Finance Special Finance Unit, LLC	Virginia
Atlantic Credit & Finance, Inc.	Virginia
Black Tip Capital Holdings Limited	United Kingdom
Cabot (Group Holdings) Limited	United Kingdom
Cabot Asset Purchases (Ireland) Limited	Ireland
Cabot Assets (Spain) S.L.	Spain
Cabot Credit Management Group Limited	United Kingdom
Cabot Credit Management Limited	United Kingdom
Cabot Financial (Europe) Limited	United Kingdom
Cabot Financial (International) Limited	United Kingdom
Cabot Financial (Ireland) Limited	Ireland
Cabot Financial (Luxembourg) S.A.	Luxembourg
Cabot Financial (Marlin) Limited	United Kingdom
Cabot Financial Spain SA	Spain
Cabot Financial (UK) Limited	United Kingdom
Cabot Financial Debt Recovery Services Limited	United Kingdom
Cabot Financial Holdings Group Limited	United Kingdom
Cabot Financial Limited	United Kingdom
Cabot Financial Portfolios Limited	United Kingdom
Cabot Holdings S.à r.l.	Luxembourg
Cabot Securitisation Europe Limited	Ireland
Cabot Securitisation (UK) Holdings II Limited	United Kingdom
Cabot Securitisation (UK) II Limited	United Kingdom
Cabot Securitisation Topco Limited	United Kingdom
Cabot Securitisation UK Holdings Limited	United Kingdom
Cabot Securitisation UK Limited	United Kingdom
Cabot Services (Europe) S.A.S	France
Cabot UK Holdco Limited	United Kingdom
Carat UK Midco Limited	United Kingdom
Dessetec Desarrollo de Sistemas, S.A. de C.V.	Mexico
Encore Asset Reconstruction Company Private Limited	India

Name	Jurisdiction of Incorporation or Formation
Encore Capital Europe Finance Limited	Jersey
Encore Capital Group Singapore Pte. Ltd.	Singapore
Encore Capital Group UK Limited	United Kingdom
Encore Europe Holdings S.à r.l.	Luxembourg
Encore Holdings Luxembourg S.à r.l.	Luxembourg
Encore Luxembourg Brazil S.à r.l.	Luxembourg
Encore Mexico Nominee LLC	Delaware
Encoremex Holdings S. de R.L. de C.V.	Mexico
GC Encore Euro S.à r.l.	Luxembourg
GC Encore GBP S.à r.l.	Luxembourg
Grove Capital Management España, S.L.U.	Spain
Grove Europe S.à r.l.	Luxembourg
Grove Performance Management Limited	United Kingdom
Hillesden Securities Limited	United Kingdom
Janus Holdings Luxembourg S.à r.l.	Luxembourg
LSF7 Silverstone S.à r.l.	Luxembourg
Lynx Residential RE Spain, S.L.U.	Spain
Marlin Capital Europe Limited	United Kingdom
Marlin Europe I Limited	United Kingdom
Marlin Europe II Limited	United Kingdom
Marlin Europe V Limited	United Kingdom
Marlin Europe VI Limited	United Kingdom
Marlin Europe IX Limited	United Kingdom
Marlin Europe X Limited	United Kingdom
Marlin Financial Group Limited	United Kingdom
Marlin Financial Intermediate II Limited	United Kingdom
Marlin Financial Intermediate Limited	United Kingdom
Marlin Intermediate Holdings Plc	United Kingdom
Marlin Legal Services Limited	United Kingdom
Marlin Midway Limited	United Kingdom
Marlin Portfolio Holdings Limited	United Kingdom
Marlin Senior Holdings Limited	United Kingdom
Marlin Unrestricted Holdings Limited	United Kingdom
MCE Portfolio Limited	United Kingdom
MCM Midland Management Costa Rica, S.R.L.	Costa Rica
MDB Collection Services Limited	United Kingdom
ME III Limited	United Kingdom
ME IV Limited	United Kingdom
Mercantile Data Bureau Limited	United Kingdom

Name	Jurisdiction of Incorporation or Formation
MFS Portfolio Limited	United Kingdom
Midland Credit Management India Private Limited	India
Midland Credit Management, Inc.	Kansas
Midland Funding LLC	Delaware
Midland India LLC	Minnesota
Midland International LLC	Delaware
Midland Portfolio Services, Inc.	Delaware
Molanda Commercial Limited	Ireland
Morley Limited	United Kingdom
Mortimer Clarke Solicitors Limited	United Kingdom
MRC Receivables Corporation	Delaware
PD Encore, S. de R.L. de C.V.	Mexico
Propiedades Residenciales SLU	Spain
RF Encore S.A.S.	Colombia
Torrington Commercial Limited	Ireland
Wescot Acquisitions Limited	United Kingdom
Wescot Credit Services Limited	United Kingdom
Wescot Topco Limited	United Kingdom

The names of certain subsidiaries are omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.